CERTAIN INFORMATION IN THIS EXHIBIT IS SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, SUCH INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATION OF SUCH OMITTED INFORMATION HAS BEEN INDICATED WITH AN ASTERISK[*].

            1999 NURSING HOME/LONG TERM CARE/HOME HEALTH CARE DISTRIBUTOR
        GLUCOMETER ELITE-Registered Trademark- METER AND TEST STRIP AGREEMENT
                               SOLE SOURCE - CONTRACT X

This Agreement is made by and between Bayer Corporation, acting through its Diagnostics Division at 511 Benedict Avenue, Tarrytown, New York 10591 (hereinafter "Bayer"), and Mediquik Services, Inc., located at 770 South Post Oak #520, Houston, TX 77056 (hereinafter "Distributor").

In consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1.     INTRODUCTION

       1.1. Pursuant to this Agreement, Bayer agrees to sell and Distributor agrees to purchase "For Professional Use Only" labeled GLUCOMETER ELITE Blood Glucose Test Strips 50's ("Test Strips") for resale exclusively to nursing homes/long term care facilities, and home health care agencies (End-users).

              1.1.1. Bayer will provide one GLUCOMETER ELITE-Registered
                     Trademark- Meter (Meter) at no charge to each nursing station in each of the Distributor's nursing home/long term care facility it services, if needed.

              1.1.2. Distributor may purchase Single-Let-TM- Lancets,
                     FINGERSTIX-Registered Trademark- Lancets, and/or GLUCOLET-Registered Trademark- 2 Automatic Lancing Devices (individually or collectively "Lancet Products") as set forth in paragraph 2.3.1.

       1.2. The End-user facilities serviced by the Distributor must sign and the Distributor must keep on file, an own use certificate specifying the Meters, Test Strips and/or Lancet Products acquired under this contract may not be resold to other End-users or any other channels of distribution.

       1.3. Distributor is currently an Authorized Distributor of Bayer products, pursuant to a separate Agreement between Bayer and Distributor, the terms of which are incorporated herein by reference.

       1.4. Distributor agrees to provide training, in-service and ongoing support for all nursing staff of Bayer Meters and Test Strips at End-user facilities.

              1.4.1. Distributor agrees to communicate the unique features of
                     Meters, Test Strips and/or Lancet Products via newsletters, formulary letters, flyers, management meetings, telemarketing and sales representative support.

       1.5. Under the conditions of paragraph 1.6 hereof, Bayer will issue a credit to the Distributor in accordance with paragraph 2.4 for the credit amount set forth on Attachment A for sales of Test Strips and/or the credit amount set forth in 2.3.1 for sales of Lancet Products made to End-users for which Distributor maintains End-user information in a format acceptable to Bayer.

              1.5.1. Distributor must refrain from debiting on current or past due statements for proper issuance of credit by Bayer Corporation. Debiting Bayer prior to issuance of credit as stated in paragraph 2.4 will result in immediate termination of contract upon written notice to Distributor.

       1.6. In consideration of the issuance of the credit to the Distributor by Bayer, Distributor agrees to provide name, address, Distributor customer number, invoice number, product sold, quantity of product sold, and date of sale ("End-user information") for each End-user to whom Test Strips and/or Lancet Products are sold. Distributor shall forward such information to Bayer on a monthly basis as set forth in paragraph 2.4. Such End-user Information monthly submissions should be substantially similar in format to the format set forth in Attachment C. Bayer will issue credit to the Distributor only for those sales for which End-user Information is provided.

       1.7. Distributor remains responsible for the accuracy of all End-user Information submitted to Bayer. Distributor agrees that Bayer has the right to perform random audits of Distributor's records in support of credit claims to determine that credits have been issued in accordance with provisions of this Agreement. Such audits will be performed by Bayer at a reasonable time and in a reasonable manner upon ten (10) days prior written notice to Distributor. Bayer will not use the Distributor's End-user Information for any purpose other than to verify contract eligibility. If the audit discloses any cases wherein credits were issued to the Distributor for non-qualifying purchases, the Distributor shall reimburse Bayer for such credit issued within thirty (30) days of receipt of notice from Bayer, whether or not such credits were issued as a result of an error by Distributor.

       1.8.   Distributor agrees to purchase Test Strips listed in paragraph
              2.1.1 directly from Bayer in the quantity committed to in Attachment A, per contract year.

       1.9. Distributor agrees to represent Bayer Meters and Test Strips as their exclusive system of choice for a minimum of 5 years.

              1.9.1. Exclusive shall mean the Distributor agrees and warrants it will represent Bayer as its sole and only manufacturer of Test Strips for End-user facilities and Distributor's total of Bayer Test Strip sales will represent 90% of their End-user business 12 months from the date of acceptance of this contract by Bayer.

              1.9.2. Bayer will evaluate compliance with Attachment A at twelve month intervals. Should purchases fail to meet Committed Yearly Volumes, Bayer has the right to invoice the Distributor for failure to meet the yearly committed volume as set forth on Attachment A and immediately terminate this Agreement.

              1.9.3. Quarterly Reviews will be conducted by a Bayer
                     representative based on Distributor reports of market share attainment. Distributor shall provide Bayer with a Quarterly Market Share Report in a format similar to that shown in Attachment B no later than thirty (30) days following the close of each calendar quarter.

2.            CREDITS

       2.1. Distributor agrees to purchase Test Strips directly from Bayer at the prices and quantities designated in subparagraph 2.1.1. Bayer has no control over the prices for which the Test Strips are sold by the Distributor to the End-users.

                                                    PRODUCT      UNIT      EFFECTIVE
               2.1.1.  TEST STRIP                    NUMBER      PRICE       DATE*
                       ----------                   -------      -----     ---------
                       "For Professional Use          3873        *          1/1/99
                       Only GLUCOMETER ELITE"
                       Test Strips 50s

                               Minimum case quantities
                                   (24 Boxes/Case)

                   *Price may change with 30 days' written notice.

       2.2. Bayer will credit the Distributor's account the amount as per the pricing level committed to as set forth on Attachment A, for Test Strips sold by the Distributor to End-users.

       2.3. Distributor may also purchase directly from Bayer Single-Let Lancets. FINGERSTIX Lancets, and GLUCOLET 2 Automatic Lancing Devices at the price and quantities designated in subparagraph 2.3.1.. These Lancet Products are not price protected and price increases will be based on annual increases in the Average Wholesale Price as reflected in Bayer's Distributor Price Lists.

                                                 PRODUCT       UNIT       UNIT      NET PRICE    EFFECTIVE
               2.3.1.     LANCET PRODUCTS         NUMBER       PRICE     CREDIT   AFTER CREDIT     DATE*
                          ---------------        -------       -----     ------   ------------   ---------
                       Single-let Disposable       6568          *         *           *          1/1/99
                       Lancets, 200/Box

                       FINGERSTIX Lancets,         5965          *         *           *          1/1/99
                       200/Box
                       GLUCOLET 2 Automatic        5976          *         *           *          1/1/99
                       Lancing Device, 10/Box

                   *Price may change with 30 days' written notice.
    Order requirements for Lancet Products are found in Bayer's 1999 Distributor
                                    Price Lists.

       2.4. Distributor shall claim credits on a monthly basis by submitting End-user information as defined in paragraph 1.6 in a format acceptable tot he Bayer Customer Order Services Chargeback Department not later than the tenth day of the month following the month for which sales were made to End-users. Such End-user Information monthly submissions should be substantially similar in format to the format set forth in Attachment C. If the End-user Information submitted by Distributor is satisfactory, Bayer will issue a credit to the Distributor's account. Claims for credits will not be honored if submitted to the Bayer Customer Order Services Chargeback Department 90 or more days after Distributor's sale to End-users.

       2.5. If the documentation submitted by Distributor is insufficient to support the claimed credits, Bayer will so notify the Distributor who will have ten (10) days from the date of such notification to provide the necessary documentation. If Bayer does not receive the documentation within this period, the credit will not be granted.

----------------
*This information has been omitted from this exhibit and is subject to a request for confidential treatment. In accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended, such information has been filed separately with the Securities and Exchange Commission.

       2.6. To the extent that it may be required, any credits or other price reductions issued by Bayer to Distributor under this Agreement may constitute a discount under Section 1128B(b)(3)
              (A) of the Social Security Act [42 USC 1320a-7b(b)(3)(A)]. Accordingly, Distributor agrees to properly disclose and appropriately reflect the credit or reduction in price in any costs claimed or charges made to Medicare, Medicaid, or other federal or state health insurance programs which reimburse the Meters and Test Strips and require such disclosure. Distributor shall retain all credit or other price reduction information and make it available to Medicare, Medicaid or other government agencies in compliance with the discount disclosure requirement.

       2.7. For Meters provided at no charge, Distributor shall not make any claims for reimbursement under Medicare/Medicaid or any other third party insurance and, Meters are not eligible for any manufacturer's mail-in/trade-in offer. Distributor will insure completed warranty cards are returned to Bayer.

       2.8. Test Strips and Lancet Products are for distribution in the United States and District of Columbia only.

       2.9. Meters provided under this Agreement to Distributor by Bayer at no charge for End-user use can only be supplied to End-users in the United States and District of Columbia.

3.     TERM

       3.1. This Agreement will commence on the date of counter signature by Bayer in accord with provisions as stated in paragraph 7 and shall terminate on 12/31/00. It may be extended or modified only upon execution of a writing by authorized representatives of both parties.

       3.2. Bayer may terminate this Agreement immediately upon written notice to the Distributor if Bayer, in its sole judgment, determines that the Distributor has:

              3.2.1. knowingly claimed credits for sales that were not made to
                     End-users; or

              3.2.2. sold the Test Strips and/or Lancet Products provided to
                     Distributor under this Agreement to parties other than End-users and the Distributor has submitted credit claims to Bayer for such uses; or

              3.2.3. acquired Test Strips and/or Lancet Products at a Unit
                     Price other than listed in 2.1.1 and 2.3.1; or

              3.2.4. failed to keep and provide access to Bayer of End-user
                     Information set forth in paragraphs 1.6, 1.7, and 2.4; or

              3.2.5. sold the Meters provided at no charge to Distributor under this Agreement.

       3.3. If Distributor violates any terms of this Agreement (including without limitation the failure to make any payment required under this Agreement when such payment becomes due) Bayer may, in its discretion and without further liability whatsoever, immediately terminate this Agreement. Distributor waives prior notice, service of process and preseizure hearing as prior conditions to repossessions of all Meters, Test Strips and Lancet Products still in

              Distributor's possession provided hereunder and shall pay all costs incurred by Bayer in connection with such repossession (including reasonable attorney fees).

       3.4.   Bayer may terminate this Agreement for any reason upon sixty
              (60) days prior written notice to Distributor.

       3.5. Either Party may terminate this Agreement upon thirty (30) days prior written notice upon the happening of any of the following events:

              3.5.1. the adjudication of either party to be bankrupt or
                     insolvent;

              3.5.2. the filing by either party of a petition in bankruptcy or insolvency;

              3.5.3. the filing by either party of a petition or answer
                     seeking reorganization or readjustment under any law relating to insolvency or bankruptcy;

              3.5.4 the appointment of a receiver with respect to all or substantially all of the property of either party;

              3.5.5 any assignment by either party of its assets for the benefit of creditors;

              3.5.6 the institution by either party of any proceedings for liquidation or the winding up of its business other than for purposes of reorganization, consolidation or merger.

       3.6. For the term of this Agreement, Distributor agrees to provide one hundred per cent (100%) of their Bayer Test Strip requirements to End-users who utilize the Bayer Blood Glucose monitor.

       3.7. If Distributor diverts or sells any Test Strips, Meters, or Lancet Products intended for Distributor's End-users to any other Distributor or third party such action shall constitute grounds for termination of this Agreement immediately upon written notice and removal of Distributor as an Authorized Distributor of Bayer. Bayer has the right to recover all credits issued to the Distributor under this Agreement. Bayer also reserves the right to recover the Average Wholesale Price published in the 1999 Bayer Distributor Price List for all no charge meters shipped to the Distributor under the terms of this Agreement.

4.     WARRANTY

       4.1. Bayer's standard warranty terms shall apply to Meters, Test Strips, and Lancet Products provided under this Agreement.

5.     GENERAL

       5.1. GOVERNING LAW: This Agreement will be governed by the laws of the State of New York.

       5.2. ASSIGNMENT: This Agreement shall not be assigned by Distributor without the prior written consent of Bayer.

       5.3. MODIFICATION: This Agreement contains all the Agreements and conditions applicable to this undertaking. All prior oral and written Agreements of any kind are excluded. The terms and conditions of this Agreement shall not be added to, modified, superseded or otherwise altered except by a written modification signed by authorized representatives of both parties.

       5.4. NO WAIVER OF CONDITION: Failure of Bayer to insist on strict performance shall not constitute a waiver of any of the provisions of this Agreement or waiver or any other default of the Distributor.

       5.5.   INDEPENDENT CONTRACTOR AND INDEMNIFICATION

              5.5.1. This Agreement does not create a special or fiduciary relationship between the parties; Distributor is an independent contractor, and nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

              5.5.2. Nothing in this Agreement authorizes Distributor to make any contract, warranty, or representation on Bayer's behalf or to incur any debt or other obligation in Bayer's name. Distributor shall indemnify and hold Bayer, and Bayer's affiliates and parent company's officers, directors, shareholders, employees and representatives, harmless against any and all claims, losses, costs, expenses, liabilities, damages arising directly or indirectly from, as a result of, or in connection with Distributor's performance of its obligations under this Agreement including the costs, including attorney's fees, of defending against them.

       5.6. Distributor and Bayer shall maintain the confidentiality of all the terms and conditions of the Agreement throughout the duration hereof and for a period of two (2) years following the effective date of expiration or termination.

6. All notices to the respective parties shall be in writing and shall be sent via certified mail return receipt requested to the following addresses:

       TO BAYER CORPORATION:                     TO DISTRIBUTOR:
       Bayer Corporation, Diagnostics Division   MediQuik Services, Inc.
       430 South Beiger Street                   770 South Post Oak Lane #520
       Mishawaka, Indiana  46544                 Houston, Texas  77056
       Attn:  Mary L. Bishop
              Contract Administrator

7. This Agreement will be effective only upon receipt of the requisite information on Attachment's A and counter signature of Bayer hereon. Distributor should acknowledge their acceptance of this Agreement by signing both copies and returning them to Bayer Corporation by the close of business February 28, 1999, after which time this proposal will be considered null and void. If the required information is acceptable to Bayer, Bayer will countersign both copies of this Agreement and return one to Distributor for its records.

BAYER CORPORATION                                DISTRIBUTOR


By:  /s/                                       By: /s/
    ----------------------------                   ---------------------------
    Authorized Signature                           Authorized Signature


Mary L. Bishop, Manager,
Contract Administration                            Craig Christopher
--------------------------------                   ---------------------------
Print Name and Title                               Print Name and Title

2/9/99                                             2/4/99
--------------------------------                   ---------------------------
Date                                               Date

                             ATTACHMENT A FOR CONTRACT X


a) If DISTRIBUTOR not meet Committed Yearly Volume, as set forth below, the Distributor will be charged back the price difference which is equal to the price at the Committed Yearly Volume level minus the price at the volume level achieved in the given contract year, multiplied by the quantity of Distributor's actual product purchases in the given contract year. In
addition, if purchase levels fall below   *    yearly volume in 50s, then
price to which chargeback will be assessed is the GLUCOMETER-Registered
Trademark- ELITE Test Strip Base Pricing of   *  /box of 50s.

                                  GLUCOMETER ELITE     Net GLUCOMETER ELITE
             Committed Yearly      Test Strip 50s         Test Strip 50s
              Volume in 50s         Credit Value        Price After Credit
             ---------------      ----------------     --------------------
                  56,000                  *                       *
                  80,000                  *                       *
                 104,000                  *                       *
                 128,000                  *                       *
                 152,000                  *                       *
                 176,000                  *                       *
                 208,000                  *                       *
                 232,000                  *                       *
                 256,000                  *                       *
                 280,000                  *                       *

b)     If Distributor agrees to purchase   *    GLUCOMETER ELITE Test Strips
(50s) in a given contract year and does not meet such committed volume in the given contract year, the Distributor will be charged back the price difference which is equal to the price at the Committed Yearly Volume level minus the price of the volume achieved as per the following schedule, multiplied by the quantity of Distributor's actual product purchases in the given contract year.

                                  GLUCOMETER ELITE
                  Yearly           Test Strip 50s          Chargeback to
              Volume in 50s         Base Pricing            Distributor
              -------------       ----------------         --------------
            less than   *                *                       *

MediQuik Services, Inc. agrees to purchase directly from Bayer the Committed
Yearly Volume of   *    boxes of "For Professional Use Only GLUCOMETER
ELITE" Test Strips 50s per contract year.

/s/       Craig Christopher, COO
----------------------------------------
Distributor's Authorized Signature

----------------
*This information has been omitted from this exhibit and is subject to a request for confidential treatment. In accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended, such information has been filed separately with the Securities and Exchange Commission.

                             ATTACHMENT B FOR CONTRACT X

                         QUARTERLY MARKET SHARE REPORT FORMAT


DISTRIBUTOR NAME AND ADDRESS                     ACCOUNT NUMBER: ____________
___________________________________              CONTRACT NUMBER: ___________
___________________________________
___________________________________

REPORTING PERIOD:  ____________ TO ____________


TOTAL SUMMARY


---------------------------------------------------------------------------------------------------------------------
Product                      Product Description                         Package       Total # of      Quarterly Unit
 Code                                                                      Size          Packages      Market Share %
---------------------------------------------------------------------------------------------------------------------

3873          "For Professional Use Only GLUCOMETER ELITE-Registered       50s
               Trademark-" Test Strips
---------------------------------------------------------------------------------------------------------------------
               Competitive Product Unit Sale                               50's
---------------------------------------------------------------------------------------------------------------------

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

BRANCH DETAILS

BRANCH LOCATION:


---------------------------------------------------------------------------------------------------------------------
Product                        Product Description                       Package       Total # of      Quarterly Unit
 Code                                                                      Size          Packages      Market Share %
---------------------------------------------------------------------------------------------------------------------

3873          "For Professional Use Only GLUCOMETER ELITE-Registered       50s
               Trademark-" Test Strips
---------------------------------------------------------------------------------------------------------------------
               Competitive Product Unit Sale                               50's
---------------------------------------------------------------------------------------------------------------------

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

SEND SUMMARY REPORT AND BACK-UP DETAIL TO:

Bayer Corporation, Diagnostics Division
Contract Administration
Attn:  Mary L. Bishop
PO Box 2009
Mishawaka, IN  46546-2009

                             ATTACHMENT C FOR CONTRACT X

                                 END USER INFORMATION

                               MONTHLY REPORT(S) FORMAT

DISTRIBUTOR NAME AND ADDRESS                     ACCOUNT NUMBER: ____________
___________________________________              CONTRACT NUMBER:

___________________________________

___________________________________

REPORTING PERIOD:  ____________ TO ____________


PRODUCT LEVEL SUMMARY

-----------------------------------------------------------------------------------------------------------------------------
Product                       Product Description                       Package       Quantity         Credit         Total
 Code                                                                    Size          (Units)        Amount $       Credit $
-----------------------------------------------------------------------------------------------------------------------------

3873          "For Professional Use Only GLUCOMETER ELITE-Registered      50s
              Trademark-" Test Strips
-----------------------------------------------------------------------------------------------------------------------------
6568          Single-Let-TM- Disposable Lancets                          200s
-----------------------------------------------------------------------------------------------------------------------------
5965          FINGERSTIX-TM- Lancets                                     200s
-----------------------------------------------------------------------------------------------------------------------------
5976          GLUCOLET-Registered Trademark- 2 Automatic Lancing Device   10s
-----------------------------------------------------------------------------------------------------------------------------


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

  THE SUMMARY REPORT(s) MUST BE ACCOMPANIED BY ALL APPLICABLE BACK-UP DETAIL
    DATA (INCLUDING DISTRIBUTOR'S CUSTOMER'S NAME AND ADDRESS, DISTRIBUTOR'S
     CUSTOMER NUMBER, INVOICE NUMBER, PRODUCT CODE, QUANTITY OF PRODUCT
        SOLD, AND DATE OF SALE) IN A FORMAT SIMILAR TO THAT SHOWN BELOW.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

END-USER BACK-UP DETAIL

-----------------------------------------------------------------------------------------------------------------------------
   Distributor's               Distributor's             Distributor's      Invoice      Product       Quantity       Date of
    Customer's              Customer's Address             Customer         Number         Code       of Product        Sale
       Name                                                 Number                                       Sold
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

SEND SUMMARY REPORT AND BACK-UP DETAIL TO:

Bayer Corporation, Diagnostics Division
Contract Administration
Attn:  Mary L. Bishop
PO Box 2009
Mishawaka, IN  46546-2009


204042.1